FOR IMMEDIATE RELEASE	NEWS
June 16, 2009	OTCBB: LFVN

Contact: Jan Strode (619) 890-4040

or

Jean Golden

(612) 385-2324

Network Marketing Veteran Kirby Zenger Named COO of LifeVantage;
Brad Amman Named to LifeVantage International Expansion Team

SAN DIEGO, CA, June 16, 2009 – LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, today announced the appointment of Kirby Zenger to the role of Chief Operating Officer.

Mr. Zenger, who joined LifeVantage in February as Executive Vice President, has led a distinguished career in the network marketing sector. Prior to joining LifeVantage, he most recently co-founded and served as Executive Vice President and General Manager of a successful network marketing nutrition company, which achieved over 40 million in revenue in its first year of business. He has an extensive background in sales, sales organization, leadership development, and training. Mr. Zenger has over 10 years of experience in the direct sales and network marketing industry, and has served as a consultant to several of the industry leaders. In addition, Mr. Zenger has advised Fortune 1000 companies on the development of new markets and organizational structure.

“Kirby brings varied and invaluable experience from both the network marketing industry as well as traditional business,” said David W. Brown, President and CEO of LifeVantage Corporation. “He has a proven track record in building and growing network marketing sales organizations at an impressive rate. In all respects Kirby has brought momentum to the LifeVantage team and his leadership is a valuable asset.”

“It is an exciting opportunity to serve as the Chief Operating Officer of LifeVantage. Based upon my many years of experience in creating, building and operating successful network marketing organizations, I believe that LifeVantage has the potential to emerge as a true leader in the direct marketing channel. The science behind our product is unprecedented in the industry and the caliber of our management team is unmatched. That is why the Company is attracting the interest of so many distributors and why I believe we are ideally positioned to serve millions of consumers,” said Mr. Zenger.

The Company also announced that former CFO Brad Amman will be part of the LifeVantage team that is responsible for international expansion, including the launch into Mexico, slated for Fall 2009.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in San Diego, CA, LifeVantage develops nutraceutical products, including Protandim®, that leverage the company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.LifeVantage.com.

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk that government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business; and the Company’s ability to protect our intellectual property rights and the value of our product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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Note to Editors: Contact Jan Strode at 619-890-4040 or Jean Golden 612-385-2324 for interviews, photography, and other requests.